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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127022) pertaining to the 2002 Employee Stock Option Plan and the 2005 Stock Plan of Overhill Farms, Inc. and the Registration Statement (Form S-3 No. 333-130921) of our report dated November 20, 2006, with respect to the financial statements and schedule of Overhill Farms, Inc. included in the Annual Report (Form 10-K) for the year ended October 1, 2006.


                                                    /s/ Ernst & Young LLP


Los Angeles, California
November 29, 2006